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                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                        PHARMA SERVICES ACQUISITION CORP.
                         (A NORTH CAROLINA CORPORATION)



                         Dated as of September 25, 2003




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                           AMENDED AND RESTATED BYLAWS
                                       OF
                        PHARMA SERVICES ACQUISITION CORP.
                         (a North Carolina Corporation)


                                   ARTICLE I.

                            MEETINGS OF SHAREHOLDERS

         SECTION 1.1 ANNUAL MEETINGS. The annual meeting of the shareholders of the Corporation shall be held on such date, at such time and at such place within or without the State of North Carolina as may be designated by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may be properly brought before the meeting.

         SECTION 1.2 SPECIAL MEETINGS. Except as otherwise provided in the Articles of Incorporation, as amended, modified and restated from time to time ("Articles of Incorporation"), a special meeting of the shareholders of the Corporation (a) may be called at any time by the Board of Directors or by any Director who is also a DG Nominee, OEP Nominee, Temasek Nominee or TPG Nominee (as such terms are defined in that certain Stockholders Agreement, dated _______, 2003 among Pharma Services Holding, Inc. ("Holding") and its stockholders named therein ("Stockholders Agreement"), and (b) shall be called pursuant to, and held within 30 days after, delivery to the Corporation of the written request of the holders of not less than one-tenth of all the votes entitled to be cast on any issue proposed to be considered at the meeting. Any special meeting of the shareholders shall be held on such date, at such time and at such place within or outside the State of North Carolina as the person(s) calling the meeting may designate. At a special meeting of the shareholders, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting unless all of the shareholders are present in person or by proxy, in which case any and all business may be transacted at the meeting even though the meeting is held without notice.

         SECTION 1.3 NOTICE OF MEETINGS. Except as otherwise provided in these Bylaws or by law, a written notice of each meeting of the shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder of the Corporation entitled to vote at such meeting at his or her address as it appears on the records of the Corporation; provided that such notice must be given to all shareholders with respect to any meeting at which a merger or share exchange is to be considered and in such other instances as required by law. In the case of a special meeting, the notice of meeting shall include a description of the purpose or purposes for which the meeting is called; but, in the case of an annual or substitute annual meeting, the notice of meeting need not include a description of the purpose or purposes for which the meeting is called unless such a description is required by the provisions of the North Carolina Business Corporation Act.

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         SECTION 1.4 QUORUM. Shares entitled to vote as a separate voting group may take action on a matter at the meeting only if a quorum of that voting group exists. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter, unless the representation of a larger number of shares shall be required by law, by the Articles of Incorporation or by these Bylaws, in which case the representation of the number of shares so required shall constitute a quorum.

         Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

         In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the votes cast on the motion to adjourn; and, subject to the provisions of Section 1.3, at any adjourned meeting any business may be transacted that might have been transacted at the original meeting if a quorum exists with respect to the matter proposed.

         SECTION 1.5 ADJOURNED MEETINGS. Whether or not a quorum shall be present in person or represented at any meeting of the shareholders, the holders of a majority in number of the shares of stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting may adjourn from time to time; provided, however, that if the holders of any class of stock of the Corporation are entitled to vote separately as a voting group upon any matter at such meeting, any adjournment of the meeting in respect of action by such voting group upon such matter shall be determined by the holders of a majority of the shares of such voting group present in person or represented by proxy and entitled to vote at such meeting. When a meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment and if a new record date is not fixed for the adjourned meeting; but if a new record date is fixed for the adjourned meeting (which must be done if the new date is more than 120 days after the date of the original meeting), or if the adjournment is for more than thirty days, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting. At the adjourned meeting the shareholders, or the holder of any class of stock entitled to vote separately as a voting group, as the case may be, may transact any business which might have been transacted by them at the original meeting.

         SECTION 1.6 ORGANIZATION. The Executive Chairman or, in his absence, the Chief Executive Officer, or in his absence, the Chief Operating Officer, or in his absence, a Vice President shall call all meetings of the shareholders to order, and shall act as chairman of such meetings unless the holders of a majority of the common stock, par value $0.01 per share of the Corporation ("Common Stock") present in person or represented by proxy and entitled to vote at such meeting choose to select a different person to act as chairman of such meeting.

         The Secretary of the Corporation shall act as Secretary of all meetings of the shareholders; but in the absence of the Secretary, the chairman of the meeting may appoint any person to act as Secretary of the meeting. Before each meeting of shareholders, the Secretary of the Corporation shall prepare an alphabetical list of the shareholders entitled to notice of such

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meeting. The list shall be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each shareholder. The list shall be kept on file at the principal office of the Corporation, or at a place identified in the meeting notice in the city where the meeting will be held, for the period beginning two business days after notice of the meeting is given and continuing through the meeting, and shall be available for inspection by any shareholder, personally or by or with his representative, at any time during regular business hours. The list shall also be available at the meeting and shall be subject to inspection by any shareholder, personally or by or with his representative, at any time during the meeting or any adjournment thereof.

         SECTION 1.7 VOTING OF SHARES. Except as otherwise provided in the Articles of Incorporation or by law, each shareholder shall be entitled to one vote for each share of the capital stock of the Corporation registered in the name of such shareholder upon the books of the Corporation. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after eleven months from its date, unless the proxy appointment form expressly provides for a longer period. When directed by the presiding officer or upon the demand of any shareholder, the vote upon any matter before a meeting of shareholders shall be by ballot. Except as otherwise provided by law or by the Articles of Incorporation, Directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the shareholders entitled to vote in the election and, whenever any corporate action, other than the election of Directors is to be taken, it shall be authorized by a majority of the outstanding stock of the Corporation entitled to vote thereon and if any class or series of stock is entitled to vote thereon as a separate voting group, the requisite vote of such voting group but not less than a majority.

         Shares of the capital stock of the Corporation belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.

         SECTION 1.8 INSPECTORS. When required by law or directed by the presiding officer or upon the demand of any shareholder entitled to vote, but not otherwise, the polls shall be opened and closed, the proxies and ballots shall be received and taken in charge, and all questions touching the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided at any meeting of the shareholders by two or more Inspectors who may be appointed by the Board of Directors before the meeting, or if not so appointed, shall be appointed by the presiding officer at the meeting. If any person so appointed fails to appear or act, the vacancy may be filled by appointment in like manner.

         SECTION 1.9 INFORMAL ACTION BY SHAREHOLDERS. Unless otherwise provided in the Articles of Incorporation, any action that is required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one or more written consents, describing the action so taken, shall be signed by all of the shareholders who would be entitled to vote upon such action at a meeting or, if so provided in the Articles of Incorporation, by shareholders having not less than the minimum number of votes that would be necessary to take the action at a

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meeting at which all shareholders entitled to vote were present and voted, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

            If action is taken without a meeting by fewer than all shareholders entitled to vote on the action, the Corporation shall give written notice to all shareholders who have not consented to the action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting with the same record date as the action taken without a meeting, within ten days after the action is taken. The notice shall describe the action and indicate that the action has been taken without a meeting of shareholders.

                                   ARTICLE II.

                               BOARD OF DIRECTORS

         SECTION 2.1 NUMBER AND TERM OF OFFICE. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, none of whom need be shareholders of the Corporation. The members of the Board of Directors shall be the same as those of Holding.

         SECTION 2.2 PLACE OF MEETING. The Board of Directors may hold its meetings in such place or places in the State of North Carolina or outside the State of North Carolina as the Board of Directors from time to time shall determine.

         SECTION 2.3 REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors from time to time by resolution shall determine. No notice shall be required for any regular meeting of the Board of Directors; but a copy of every resolution fixing or changing the time or place of regular meetings shall be mailed to every Director at least five days before the first meeting held in pursuance thereof.

         SECTION 2.4 SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by direction of any Director who is also a DG Nominee, OEP Nominee, Temasek Nominee or TPG Nominee then in office.

         Notice of the day, hour and place of holding of each special meeting shall be given by mailing the same at least two days before the meeting or by causing the same to be delivered by any means or transmitted by facsimile, e-mail, telegram or telephone at least one day before the meeting to each Director. Unless otherwise indicated in the notice thereof, any and all business other than an amendment of these Bylaws may be transacted at any special meeting, and an amendment of these Bylaws may be acted upon if the notice of the meeting shall have stated that the amendment of these Bylaws is one of the purposes of the meeting. At any meeting at which every Director shall be present, even though without any notice, any business may be transacted, including the amendment of these Bylaws.

         SECTION 2.5 QUORUM. A majority of the members of the Board of Directors in office shall constitute a quorum for the transaction of business and the vote of the majority of the

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Directors in office shall be the act of the Board of Directors. If at any meeting of the Board of Directors there is less than a quorum present, a majority of those present may adjourn the meeting from time to time.

         SECTION 2.6 ORGANIZATION. Unless otherwise determined by a majority of the members of the Board of Directors present at a meeting at which a quorum is present, the Executive Chairman shall preside at all meetings of the Board of Directors. In the absence of the Executive Chairman, a chairman shall be elected from the Directors present. The Secretary of the Corporation shall act as Secretary of all meetings of the Directors; but in the absence of the Secretary, the chairman of the meeting may appoint any person to act as Secretary of the meeting.

         SECTION 2.7 COMMITTEES. The Board of Directors may designate one or more committees, each committee to consist of one or more of the Directors of the Corporation; provided, that such committees are no different from, and have the same members as, the committees of Holding. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and except as otherwise provided by law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and the affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to approving or adopting, or recommending to the shareholders, any action or matter expressly required by law to be submitted to shareholders for approval, or adopting, amending or repealing these Bylaws.

         SECTION 2.8 CONFERENCE TELEPHONE MEETINGS. Unless otherwise restricted by the Articles of Incorporation or by these Bylaws, the members of the Board of Directors or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee, as the case may be, by means of conference telephone or similar communications equipment or other electronic means and such participation shall constitute presence in person at such meeting.

         SECTION 2.9 CONSENT OF DIRECTORS OR COMMITTEE IN LIEU OF MEETING. Unless otherwise restricted by the Articles of Incorporation or by these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee, as the case may be.

         SECTION 2.10 CERTAIN TRANSACTIONS AND INVESTMENT DECISIONS. Notwithstanding anything to the contrary in these Bylaws, after the Effective Time (i) all Pharma Bio Investments by the Corporation or any Subsidiary of the Corporation in excess of $10 million shall require the affirmative vote of a majority of the Board of Directors, (ii) any asset divestiture by the Corporation or Subsidiary of the Corporation in excess of $10 million shall require the

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affirmative vote of a majority of the Board of Directors and (iii) any transactions entered into between the Corporation or any of its Subsidiaries, on the one hand, and any shareholder or Affiliate or Associate of any shareholder of Holding, on the other hand, shall require the affirmative vote of a majority of the Board of Directors of Holding as required by its Bylaws. As used herein, "Effective Time," "Pharma Bio Investments," "Subsidiary," "Affiliate" and "Associate" shall have the meanings ascribed thereto in the Stockholders Agreement.

                                  ARTICLE III.

                                    OFFICERS

         SECTION 3.1 OFFICERS. The officers of the Corporation shall be an Executive Chairman, a Chief Executive Officer, a Chief Financial Officer, a Chief Operating Officer, one or more Vice Presidents, a Secretary and a Treasurer, and such additional officers, if any, as shall be elected by the Board of Directors pursuant to the provisions of Section 3.9. The Executive Chairman, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, one or more Vice Presidents, the Secretary and the Treasurer shall be elected by the Board of Directors at its first meeting after each annual meeting of the shareholders. The failure to hold such election shall not of itself terminate the term of office of any officer. All officers shall hold office at the pleasure of the Board of Directors. Any officer may resign at any time upon written notice to the Corporation. Officers may, but need not, be Directors. Any number of offices may be held by the same person.

         All officers, agents and employees shall be subject to removal, with or without cause, at any time by the Board of Directors. The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. All agents and employees other than officers elected by the Board of Directors shall also be subject to removal, with or without cause, at any time by the officers appointing them.

         Any vacancy caused by the death of any officer, his resignation, his removal, or otherwise, may be filled by the Board of Directors, and any officer so elected shall hold office at the pleasure of the Board of Directors.

         In addition to the powers and duties of the officers of the Corporation as set forth in these Bylaws, the officers shall have such authority and shall perform such duties as from time to time may be determined by the Board of Directors.

         SECTION 3.2 POWERS AND DUTIES OF THE EXECUTIVE CHAIRMAN. Unless otherwise provided in these Bylaws, the Executive Chairman shall preside at meetings of the shareholders and at meetings of the Board of Directors and shall have such other powers and perform such other duties as may from time to time be assigned to him by these Bylaws or by the Board of Directors.

         SECTION 3.3 POWERS AND DUTIES OF THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the chief executive officer of the Corporation. The Chief Executive Officer


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shall, subject to the control of the Board of Directors, have general charge and control of all its business and affairs, shall have all powers and shall perform all duties incident to the office of Chief Executive Officer and shall report to the Board of Directors of the Corporation.

         SECTION 3.4 POWERS AND DUTIES OF THE CHIEF OPERATING OFFICER. The Chief Operating Officer shall be the chief operating officer of the Corporation, and shall report to the Chief Executive Officer of the Corporation or such other officer as the Board of Directors may designate. He shall have all powers and perform all duties incident to the office of Chief Operating Officer, oversee the conduct and affairs of the business of the Corporation and shall have such other powers and perform such other duties as may from time to time be assigned him by these Bylaws or by the Board of Directors or the Chief Executive Officer.

         SECTION 3.5 POWERS AND DUTIES OF THE CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall receive and deposit all moneys and other valuables belonging to the Corporation in the name and to the credit of the Corporation and shall disburse the same only in such manner as the Board of Directors or the appropriate officers of the Corporation may from time to time determine, shall render to the Chief Executive Officer and the Board of Directors, whenever they request it, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall perform such further duties as the Board of Directors may require.

         SECTION 3.6 POWERS AND DUTIES OF THE VICE PRESIDENTS. Each Vice President shall have all powers and shall perform all duties incident to the office of Vice President and shall have such other powers and perform such other duties as may from time to time be assigned to him by these Bylaws or by the Board of Directors, the Chief Executive Officer or the Chief Operating Officer.

         SECTION 3.7 POWERS AND DUTIES OF THE SECRETARY. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the shareholders in books provided for that purpose; he shall attend to the giving or serving of all notices of the Corporation; he shall have custody of the corporate seal of the Corporation and shall affix the same to such documents and other papers as the Board of Directors, the Executive Chairman, the Chief Executive Officer or the Chief Operating Officer shall authorize and direct; he shall have charge of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors, the Executive Chairman, the Chief Executive Officer or the Chief Operating Officer shall direct, all of which shall at all reasonable times be open to the examination of any Director, upon application, at the office of the Corporation, during business hours; and whenever required by the Board of Directors, the Executive Chairman, the Chief Executive Officer or the Chief Operating Officer shall render statements of such accounts; and he shall have all powers and shall perform all duties incident to the office of Secretary and shall also have such other powers and shall perform such other duties as may from time to time be assigned to him by these Bylaws or by the Board of Directors, the Chief Executive Officer or the Chief Operating Officer.

         SECTION 3.8 POWERS AND DUTIES OF THE TREASURER. The Treasurer shall have custody of, and when proper shall pay out, disburse or otherwise dispose of, all funds and securities of

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the Corporation which may have come into his hands; he may endorse on behalf of the Corporation for collection checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depositary or depositaries as the Board of Directors may designate; he shall sign all receipts and vouchers for payments made to the Corporation; he shall enter or cause to be entered regularly in the books of the Corporation kept for the purpose full and accurate accounts of all moneys received or paid or otherwise disposed of by him and whenever required by the Board of Directors, the Executive Chairman, the Chief Executive Officer or the Chief Operating Officer shall render statements of such accounts; he shall, at all reasonable times, exhibit his books and accounts to any Director of the Corporation upon application at the office of the Corporation during business hours; and he shall have all powers and he shall perform all duties incident to the office of Treasurer and shall also have such other powers and shall perform such other duties as may from time to time be assigned to him by these Bylaws or by the Board of Directors, the Chief Executive Officer or the Chief Operating Officer.

         SECTION 3.9 ADDITIONAL OFFICERS. The Board of Directors may from time to time elect such other officers (who may but need not be Directors), including a Controller, Assistant Treasurers, Assistant Secretaries and Assistant Controllers, as the Board of Directors may deem advisable and such officers shall have such authority and shall perform such duties as may from time to time be assigned to them by the Board of Directors, the Chief Executive Officer or the Chief Operating Officer.

         The Board of Directors may from time to time by resolution delegate to any Assistant Treasurer or Assistant Treasurers any of the powers or duties herein assigned to the Treasurer; and may similarly delegate to any Assistant Secretary or Assistant Secretaries any of the powers or duties herein assigned to the Secretary.

         SECTION 3.10 VOTING UPON STOCKS. Unless otherwise ordered by the Board of Directors, the Executive Chairman, the Chief Executive Officer or the Chief Operating Officer shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meeting of shareholders of any corporation in which the Corporation may hold stock, or to execute any consent in lieu of such a meeting, and at any such meeting or by any such consent shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such stock. The Board of Directors may from time to time, by resolution, confer like powers upon any other person or persons.

         SECTION 3.11 COMPENSATION OF OFFICERS. The officers of the Corporation shall be entitled to receive such compensation for their services as shall from time to time be determined by the Board of Directors.

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                                   ARTICLE IV.

                                 INDEMNIFICATION

         SECTION 4.1 NATURE OF INDEMNITY. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a Director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the North Carolina Business Court or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the North Carolina Business Court or such other court shall deem proper.

         The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         SECTION 4.2 SUCCESSFUL DEFENSE. To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section
4.1 or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         SECTION 4.3 DETERMINATION THAT INDEMNIFICATION IS PROPER. Any indemnification of a Director or officer of the Corporation under Section 4.1 (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the Director or


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officer is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 4.1. Any indemnification of an employee or agent of the Corporation under Section 4.1 (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 4.1. Any such determination shall be made (1) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the shareholders.

         SECTION 4.4 ADVANCE PAYMENT OF EXPENSES. Unless the Board of Directors otherwise determines in a specific case, expenses incurred by a Director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this
Article IV. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may authorize the Corporation's legal counsel to represent such Director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

         SECTION 4.5 SURVIVAL; PRESERVATION OF OTHER RIGHTS. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each Director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the North Carolina Business Corporation Act are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of such Director, officer, employee or agent.

         The indemnification provided by this Article IV shall not be deemed exclusive of any other rights to which a person indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The Corporation may enter into an agreement with any of its Directors, officers, employees or agents providing for indemnification and advancement of expenses, including attorneys fees, that may change, enhance, qualify or limit any right to indemnification or advancement of expenses created by this Article IV.

         SECTION 4.6 SEVERABILITY. If this Article IV or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgment, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal,

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administrative or investigative, including an action by or in the right of the
Corporation, to the fullest extent permitted by any applicable portion of this
Article IV that shall not have been invalidated and to the fullest extent permitted by applicable law.

         SECTION 4.7 SUBROGATION. In the event of payment of indemnification to a person described in Section 4.1, the Corporation shall be subrogated to the extent of such payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the Corporation, shall execute all documents and do all things that the Corporation may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Corporation effectively to enforce any such recovery.

         SECTION 4.8 NO DUPLICATION OF PAYMENTS. The Corporation shall not be liable under this Article IV to make any payment in connection with any claim made against a person described in Section 4.1 to the extent such person has otherwise received payment (under any insurance policy, bylaw or otherwise) of the amounts otherwise payable as indemnity hereunder.


                                   ARTICLE V.

                             STOCK-SEAL-FISCAL YEAR

         SECTION 5.1 CERTIFICATES FOR SHARES OF STOCK. The certificates for shares of stock of the Corporation shall be in such form, not inconsistent with the Articles of Incorporation, as shall be approved by the Board of Directors. All certificates shall be signed by the Executive Chairman, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall not be valid unless so signed.

         In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be such officer or officers of the Corporation.

         All certificates for shares of stock shall be consecutively numbered as the same are issued. The name of the person owning the shares represented thereby with the number of such shares and the date of issue thereof shall be entered on the books of the Corporation.

         Except as hereinafter provided, all certificates surrendered to the Corporation for transfer shall be canceled, and no new certificates shall be issued until former certificates for the same number of shares have been surrendered and canceled.

         SECTION 5.2 LOST, STOLEN OR DESTROYED CERTIFICATES. Whenever a person owning a certificate for shares of stock of the Corporation alleges that it has been lost, stolen or destroyed, he or she shall file in the office of the Corporation an affidavit setting forth, to the best of his or

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her knowledge and belief, the time, place and circumstances of the loss, theft or destruction, and, if required by the Board of Directors, a bond of indemnity or other indemnification sufficient in the opinion of the Board of Directors to indemnify the Corporation and its agents against any claim that may be made against it or them on account of the alleged loss, theft or destruction of any such certificate or the issuance of a new certificate in replacement therefor. Thereupon the Corporation may cause to be issued to such person a new certificate in replacement for the certificate alleged to have been lost, stolen or destroyed. Upon the stub of every new certificate so issued shall be noted the fact of such issue and the number, date and the name of the registered owner of the lost, stolen or destroyed certificate in lieu of which the new certificate is issued.

         SECTION 5.3 TRANSFER OF SHARES. Shares of stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof, in person or by his or her attorney duly authorized in writing, upon surrender and cancellation of certificates for the number of shares of stock to be transferred, except as provided in Section 5.2.

         SECTION 5.4 REGULATIONS. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

         SECTION 5.5 RECORD DATE. The Board of Directors may fix a future date as the record date for one or more voting groups in order to determine the shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote or to take any other action. Such record date may not be more than 70 days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

         If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day before the first notice of the meeting is delivered to shareholders; the record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is delivered to the Corporation; and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         The Board of Directors may fix a date as the record date for determining shareholders entitled to a distribution or share dividend. If no record date is fixed by the Board of Directors for such determination, it is the date the Board of Directors authorizes the distribution or share dividend.

         SECTION 5.6 DIVIDENDS. Subject to the provisions of the Articles of Incorporation, the Board of Directors shall have power to declare and pay dividends upon shares of stock of the Corporation, but only out of funds available for the payment of dividends as provided by law.

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         Subject to the provisions of the Articles of Incorporation, any dividends declared upon the stock of the Corporation shall be payable on such date or dates as the Board of Directors shall determine. If the date fixed for the payment of any dividend shall in any year fall upon a legal holiday, then the dividend payable on such date shall be paid on the next day not a legal holiday.

         SECTION 5.7 CORPORATE SEAL. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be kept in the custody of the Secretary. A duplicate of the seal may be kept and be used by any officer of the Corporation designated by the Board of Directors, the Executive Chairman, the Chief Executive Officer or the Chief Operating Officer.

         SECTION 5.8 FISCAL YEAR. The fiscal year of the Corporation shall be such fiscal year as the Board of Directors from time to time by resolution shall determine.

                                   ARTICLE VI.

                            MISCELLANEOUS PROVISIONS

         SECTION 6.1 CHECKS, NOTES, ETC. All checks, drafts, bills of exchange, acceptances, notes or other obligations or orders for the payment of money shall be signed and, if so required by the Board of Directors, countersigned by such officers of the Corporation and/or other persons as the Board of Directors from time to time shall designate.

         Checks, drafts, bills of exchange, acceptances, notes, obligations and orders for the payment of money made payable to the Corporation may be endorsed for deposit to the credit of the Corporation with a duly authorized depository by the Treasurer and/or such other officers or persons as the Board of Directors from time to time may designate.

         SECTION 6.2 LOANS. No loans and no renewals of any loans shall be contracted on behalf of the Corporation except as authorized by the Board of Directors. When authorized to do so, any officer or agent of the Corporation may effect loans and advances for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. When authorized so to do, any officer or agent of the Corporation may pledge, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same. Such authority may be general or confined to specific instances.

         SECTION 6.3 CONTRACTS. Except as otherwise provided in these Bylaws or by law or as otherwise directed by the Board of Directors, the Executive Chairman, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer or any Vice President shall be authorized to execute and deliver, in the name and on behalf of the Corporation, all agreements, bonds, contracts, deeds, mortgages, and other instruments, either for the Corporation's own account or in a fiduciary or other capacity, and the seal of the Corporation, if appropriate, shall

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be affixed thereto by any of such officers or the Secretary or an Assistant
Secretary. The Board of Directors, the Executive Chairman, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer or any Vice President designated by the Board of Directors may authorize any other officer, employee or agent to execute and deliver, in the name and on behalf of the Corporation, agreements, bonds, contracts, deeds, mortgages, and other instruments, either for the Corporation's own account or in a fiduciary or other capacity, and, if appropriate, to affix the seal of the Corporation thereto. The grant of such authority by the Board of Directors or any such officer may be general or confined to specific instances.

         SECTION 6.4 WAIVERS OF NOTICE. Whenever any notice whatever is required to be given by law, by the Articles of Incorporation or by these Bylaws to any person or persons, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

         SECTION 6.5 OFFICES OUTSIDE OF NORTH CAROLINA. Except as otherwise required by the laws of the State of North Carolina, the Corporation may have an office or offices and keep its books, documents and papers outside of the State of North Carolina at such place or places as from time to time may be determined by the Board of Directors, the Executive Chairman, the Chief Executive Officer or the Chief Operating Officer.

         SECTION 6.6 DEFINITIONS. Unless the context otherwise requires, terms used in these Bylaws shall have the meanings assigned to them in the North Carolina Business Corporation Act to the extent defined therein.

                                  ARTICLE VII.

                                   AMENDMENTS

         Subject to the Stockholders Agreement, these Bylaws and any amendment thereof may be altered, amended or repealed, or new Bylaws may be adopted, by the Board of Directors at any regular or special meeting by the affirmative vote of a majority of all of the members of the Board of Directors, provided in the case of any special meeting at which all of the members of the Board of Directors are not present, that the notice of such meeting shall have stated that the amendment of these Bylaws was one of the purposes of the meeting; but these Bylaws and any amendment thereof may be altered, amended or repealed or new Bylaws may be adopted by the holders of a majority of the total outstanding stock of the Corporation entitled to vote at any annual meeting or at any special meeting, provided, in the case of any special meeting, that notice of such proposed alteration, amendment, repeal or adoption is included in the notice of the meeting. These Bylaws may not be amended in any manner inconsistent with the Stockholders Agreement.

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